SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 1, 2005

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 6 pages

Item 8.01.  OTHER EVENTS.

Transtech Industries, Inc. ("Transtech"), together with its subsidiaries (the "Company") has settled claims filed against the estates of four insolvent excess insurance carriers that participated in excess insurance policies issued to the Company during the late 1970s. The Company has received approximately $2.7 million with respect to these settled claims which represents approximately 62% of the total amount of the settled claims against the four estates. The four insolvent excess insurers were among the excess insurers named as defendants in the suit brought by the Company in 1995 which sought reimbursement of past remediation costs. A settlement was reached with the majority of the defendant carriers in October 2001.

Background

      As previously disclosed, during 1995 Transtech, and its wholly-owned subsidiaries Kin-Buc, Inc. and Filcrest Realty, Inc. commenced suit in the Superior Court of New Jersey, Middlesex County, entitled Transtech Industries, Inc. et. al v. Certain Underwriters at Lloyds et al., Docket No. MSX-L-10827-95, (the "Lloyds Suit") to obtain indemnification from its excess insurers who provided coverage during the period 1965 through 1986 against costs incurred in connection with the remediation of various sites in New Jersey. The defendant insurers included various London and London Market insurance companies, First State Insurance Company and International Insurance Company (collectively referred to herein as "Defendant Insurers").

      During June 1999, August 1999 and July 2000 the Company settled claims against the First State Insurance Company, International Insurance Company and the estate of an insolvent excess insurer, respectively. The settlements provided payments to the Company totaling $302,500.

      During October 2001 the Company entered into a settlement agreement with certain Underwriters at Lloyd's, London, and certain London Market Insurance Companies (the "London Market Insurers"). The settlement agreement was consummated during February 2002, when London Market Insurers representing approximately 84.7% of the value assigned to the subject policies paid their allocated portion of the settlement amount. The Company received approximately $13 million of settlement proceeds.

     Some of the Defendant Insurers are insolvent. The estates of some of these insolvent insurers have sufficient assets to make a partial contribution toward claims filed by the Company.

      All of the policies of excess insurance issued by the Defendant Insurers cover Transtech, its present subsidiaries and former subsidiaries, some of which Transtech no longer controls. They also cover certain companies presently or formerly owned, controlled by or affiliated with Marvin H. Mahan, including Inmar Associates, Inc. ("Inmar") and Tang Realty, Inc. ("Tang"), (collectively, the "Mahan Interests"). Mr. Mahan is a former officer and director, and former majority shareholder of Transtech.

      In 1988, the Company, Inmar and Mr. Mahan were sued in a civil action in the United States District Court for the District of New Jersey entitled AT&T Technologies, Inc. et al. v. Transtech Industries, Inc. et al. v. Allstate Insurance Company et al. (the "AT&T Suit") by a group of generators of waste (the "AT&T Group") alleging, among other things, that the primary responsibility for the clean-up and remediation of a site located in Carlstadt, New Jersey (the "Carlstadt Site") rests with Transtech, Inmar and Mr. Mahan. Transtech is one of the respondents to a September 1990 Administrative Order of U. S.
Environmental Protection Agency ("EPA") concerning the implementation of environmental remediation measures at the Carlstadt Site. The site is owned by Inmar and Transtech operated a solvents recovery plant at the site for approximately five years ending in 1970.

      In  September  1995, the Court approved a settlement  of  the  AT&T  Suit.
Pursuant to such settlement, Transtech, Inmar and Mr. Mahan agreed to, among other things, assign their Carlstadt Site related insurance claims against excess insurers in exchange for a complete release from the AT&T Group's claims arising from or on account of environmental contamination at the Carlstadt Site and the AT&T Group's remediation of the same. Subsequent to executing the September 1995 settlement, certain members of the AT&T Group conveyed their rights under such settlement to other members of the AT&T Group (the "Cooperating PRP Group").

      During 1998, the Company and the Cooperating PRP Group agreed to cooperate in the pursuit of their respective excess insurance claims, and therefore, members of the Cooperating PRP Group were parties to the October 2001 settlement with the London Market Insurers. The Company and the Cooperating PRP Group agreed upon an allocation of the proceeds from the Lloyds Suit that provided the Company 52% of the proceeds plus all of the interest earned on the settlement proceeds while such proceeds are collected and held in escrow pending consummation of the settlement. The Company also agreed to pursue non-settling Defendant Insurers. The Cooperating PRP Group is to receive the first $250,000 that is collected from the non-settling Defendant Insurers, net of attorney fees and expenses, and the Company shall retain the balance of amounts recovered.

      In October 1998, the Company entered into an agreement with Mr. Mahan and the Mahan Interests, which resolved certain disputes and assigned to the Company all rights of the Mahan Interests, and certain other insured entities affiliated with the Mahan Interests, as insureds and claimants under excess insurance policies, including those policies that are the subject of the Lloyd's Suit.

Recent Event

     The recent settlement pertains to claims filed against the estates of four insolvent insurers: Kingscroft Insurance Company LTD, Walbrook Insurance Company LTD, El Paso Insurance Company LTD and Mutual Reinsurance Company LTD. The four insurers represented approximately 10% of the coverage provided under the policies that were the subject of the Lloyd's Suit, as measured by the liability apportioned to each of the Defendant Insurers at the time of the October 2001 settlement. Pursuant to their respective liquidation plans, the estates of the four insurers make payments toward agreed claims based upon the amount of their recovered assets and expenditures funded from such assets. The Company has received approximately $2.7 million with respect to these settled claims which represents approximately 62% of the total amount of the settled claims against the four estates. The estates may elect, based upon their financial situation, to make additional distributions toward agreed claims, however there are no assurances that additional distributions will be paid. Additional claims against the four estates have been barred in accordance with their liquidation plans. One firm manages the administration of the four estates.

      The Company continues to pursue claims against certain excess insurance carriers that have not participated in any of the previous settlements. However, the Company cannot predict the amount of the proceeds it may eventually receive on account of such claims, if any.

Other Obligations

      The Company recommends the reader review the Company's filings on Form 10-KSB and Form 10-QSB for discussions of its financial obligations and contingent liabilities. The Company faces significant short-term and long-term cash requirements for (i) federal income taxes, (ii) post-closure costs associated with sites of past operations, and (iii) funding its professional and administrative costs.

      The Company's past participation in the waste handling and disposal industries subjects the Company to future events or changes in environmental laws or regulations, which cannot be predicted at this time, that could result in material increases in remediation and closure costs, and other potential liabilities that may ultimately result in costs and liabilities in excess of its available financial resources.

Press Release

      The following is the text of the June 1, 2005 press release reporting the settlement with the four insolvent excess insurance carriers.


                    TRANSTECH INDUSTRIES, INC. SETTLES CLAIMS
                     WITH CERTAIN EXCESS INSURANCE CARRIERS

     PISCATAWAY, N.J., June 1, 2005 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced that the Company has settled claims filed against the estates of four insolvent excess insurance carriers. The estates pay a percentage of the agreed claim amount based upon projected assets and claims against such assets. The Company has received approximately $2.7 million, representing approximately 62% of the total amount of the claims against the four estates.

     Further claims against the estates have been barred in accordance with their liquidation plans, and there are no assurances that additional distributions will be paid by the estates. One firm manages the administration of the four estates.

     The four insolvent excess insurers were among the excess insurers named as defendants in the suit brought by the Company in 1995 which sought reimbursement of past remediation costs. A settlement was reached with the majority of the defendant carriers in October 2001.

     A portion of the claim proceeds, $250,000 less related legal fees, will be shared with a group of companies participating in the remediation of a site in Carlstadt, New Jersey in accordance with a 1995 agreement, as amended, that resolved litigation regarding the allocation of that site's remediation costs. The claim proceeds will be subject to federal and state income taxes.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of the release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  June 2, 2005